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                                                                    Exhibit 23.7

               [Paul, Hastings, Janofsky & Walker LLP Letterhead]



August 29, 2001                                                      22327.00021


Lease Investment Flight Trust
c/o Wilmington Trust Company
1100 North Market Street
Rodney Square North
Wilmington, Delaware 19890

Re:      Lease Investment Flight Trust

Ladies and Gentlemen:

Reference is made to the Registration Statement on Form S-4 (the "Registration Statement") of Lease Investment Flight Trust, a Delaware business trust (the "Company"), relating to the Company's Exchange Offer with respect to its Class A-1, Class A-2, Class A-3, Class B-1, Class B-2, Class C-1 and Class C-2 Notes.

We hereby consent to (i) the reference to our firm under the subcaption "Lease Investment Flight Trust - Bankruptcy considerations relating to `true sale' issues" in the prospectus which forms a part of the Registration Statement, (ii) the filing of this letter as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the class of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,


/s/ Paul, Hastings, Janofsky & Walker LLP